Exhibit 10.3
AMENDED AND RESTATED INTERCREDITOR
AND COLLATERAL AGENCY AGREEMENT
     This Amended and Restated Intercreditor and Collateral Agency Agreement, dated as of June 9, 2010 (this “Agreement”), is entered into by and among PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to Section 3.1(a) of this Agreement (the “Collateral Agent”), PNC BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Administrative Agent (as hereinafter defined) on behalf of each of the Lenders (as hereinafter defined), and each of the Noteholders (as hereinafter defined).
Recitals:
     A. Bank of America, N.A., as collateral agent and the creditors party thereto are parties to that certain Intercreditor and Collateral Agency Agreement dated September 10, 2008 (the “Existing Intercreditor Agreement”), which Existing Intercreditor Agreement is hereby amended and restated in its entirety to replace Bank of America, N.A., as collateral agent, to remove certain creditors of Spartech Corporation, a Delaware corporation (the “Borrower”) and to make certain other changes, all as set forth herein.
     B. The Borrower is a party to that certain Amended and Restated Credit Agreement, dated as of June 9, 2010 (as it has been and may be amended, restated, replaced, modified and supplemented from time to time, the “Bank Credit Agreement”), with PNC Bank, National Association, as Administrative Agent (the “Administrative Agent”) and L/C Issuer, the other agents party thereto, and the other Lenders from time to time party thereto (collectively, the “Lenders”) pursuant to which the Lenders are providing, among other things, for revolving credit loans in an aggregate amount not to exceed $150,000,000 (subject to increase up to an aggregate amount of $200,000,000 on the terms and conditions set forth therein), which revolving credit loans may be evidenced by notes (as may be amended, restated, replaced, modified, supplemented, extended and increased from time to time, the “Bank Notes”, and all revolving credit loans, whether or not represented by Bank Notes shall be referred to as the “Bank Loans”), which Bank Credit Agreement amends and restates in its entirety that certain Fourth Amended and Restated Credit Agreement, dated as of June 2, 2006, among the Borrower, various financial institutions and Bank of America, N.A., as administrative agent (as heretofore amended, modified and supplemented from time to time, the “Existing Credit Agreement”). The Lenders and/or certain of their Affiliates (as hereinafter defined) may from time to time enter into Interest Rate Hedges (as hereinafter defined) and/or Other Lender Provided Financial Service Products (as hereinafter defined).
     B. The Borrower has entered into an Amended and Restated Note Purchase Agreement dated as of September 10, 2008 (initially dated as of September 15, 2004) (as amended, restated, replaced, modified and supplemented from time to time, the “Note Agreement”) pursuant to which the Borrower issued and sold to each of the purchasers party thereto (the “Noteholders”) the Borrower’s 6.58% Senior Notes due September 15, 2016 in the original aggregate principal amount of $150,000,000 (as amended, restated, replaced, modified and supplemented from time to time, the “Senior Notes”).

     C. The Bank Obligations (as hereinafter defined) under the Bank Credit Agreement and the other Bank Loan Documents (as hereinafter defined), have been absolutely, unconditionally and irrevocably guaranteed by certain Subsidiaries (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) pursuant to one or more guaranties (as may be amended, restated, replaced, modified, and supplemented from time to time and including all joinders thereto, collectively, the “Lender Guaranty Agreements”).
     D. The Noteholders’ Obligations (as hereinafter defined) under the Note Agreement and the other Senior Note Documents (as hereinafter defined), have been absolutely, unconditionally and irrevocably guaranteed by certain Subsidiaries (the “Noteholder Subsidiary Guarantors”) pursuant to one or more guaranties (as may be amended, restated, replaced, modified, and supplemented from time to time and including all joinders thereto, collectively, the “Noteholder Guaranty Agreements”).
     E. The Bank Obligations, the Noteholders’ Obligations under the Note Agreement and the other Senior Note Documents are to be secured equally and ratably, subject to distribution of proceeds as provided in Section 5.10 hereof, by the Collateral (as hereinafter defined) pursuant to that certain Amended and Restated Security Agreement dated as of June 9, 2010 by and between the Borrower, each of the Debtors (as hereinafter defined) party thereto and the Collateral Agent (the “Security Agreement”), along with the other Security Documents (as hereinafter defined) which Security Agreement amends and restates in its entirety that certain Security Agreement, dated as of September 10, 2008 (the “Existing Security Agreement”) by and between the Borrower, the debtors party thereto and Bank of America, N.A., as collateral agent. The Lenders and the Noteholders desire to appoint PNC Bank, National Association as the replacement Collateral Agent to act on behalf of the Creditors (as hereinafter defined) regarding the Collateral, all as more fully provided herein. The parties hereto have entered into this Agreement to, among other things, define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Creditors regarding their pari passu, subject to distribution of proceeds as provided in Section 5.10 hereof, interests in the Collateral.
     Now, therefore, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions.
     Section 1.1 Definitions. The following terms shall have the meanings assigned to them in this Section 1.1 or in the provisions of this Agreement referred to below:
     “Administrative Agent” shall mean the party identified as such in the Recitals hereof, and its successors and permitted assigns.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the Voting Equity Interests of such Person.
     “Agent-Related Person” means the Collateral Agent, together with its Affiliates, and the officers, directors, employees, agents, attorneys-in-fact, co-trustees or separate trustees of the Collateral Agent and its Affiliates.
     “Agreement” shall have the meaning assigned thereto in the Preamble hereof, and shall include such agreement as amended, supplemented, replaced, restated or otherwise modified in accordance with its terms.
     “Aggregate Commitments” shall mean the aggregate “Revolving Credit Commitments” of all of the Lenders as defined in the Bank Credit Agreement as in effect from time to time, but which in no event shall exceed $200,000,000.
     “Bank Credit Agreement” shall have the meaning assigned thereto in the Recitals hereof, and shall include such agreement as amended, supplemented, replaced, restated or otherwise modified in accordance with its terms.
     “Bank Loan Documents” shall mean the Bank Credit Agreement, the Bank Notes, the Lender Guaranty Agreements and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby, as each may be amended, supplemented, replaced, restated, increased, extended or otherwise modified from time to time.
     “Bank Loans” shall have the meaning assigned thereto in the Recitals hereof.
     “Bank Notes” shall have the meaning assigned thereto in the Recitals hereof.
     “Bank Obligations” shall mean and include (a) all “Obligations” as defined in the Bank Credit Agreement as in effect on the date hereof, including all L/C Exposure, (b) all Lender Provided Interest Rate Hedge Obligations owed to a Lender or a Lender Affiliate, and (c) all Other Lender Provided Financial Service Product Obligations owed to a Lender or a Lender Affiliate.
     “Bankruptcy Code” shall mean Title 11, U.S.C., as amended from time to time.
     “Bankruptcy Event of Default” shall mean the commencement of a Bankruptcy Proceeding with respect to the Borrower or any Guarantor.
     “Bankruptcy Proceeding” shall mean, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

     “Borrower” shall have the meaning set forth in the Recitals hereof, and its successors and permitted assigns.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Collateral Agent’s office is located.
     “Cash Equivalent Investments” shall mean: (a) direct obligations of the United States government or any agencies thereof and obligations guaranteed by the United States government, in each case having remaining terms to maturity of not more than 30 days; and (b) certificates of deposit, time deposits and acceptances, having remaining terms to maturity of not more than 30 days issued by United States banks which have a combined capital and surplus of at least $1,000,000,000 and having an “A” rating or better assigned thereto by Standard & Poor’s Ratings Group, a Division of The McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc.
     “Collateral” shall mean (a) all collateral under, and cash received in respect of, the Security Documents, (b) all collateral held by the Collateral Agent or any other Creditor under the Bank Loan Documents or the Senior Note Documents, in each case as security for the Senior Secured Obligations and (c) all cash received in payment of the Senior Secured Obligations as a result of the exercise of any setoff rights of any Creditor.
     “Collateral Agent” shall mean the party identified as such in the Preamble hereof, and its successors and permitted assigns in such capacity.
     “Commitment” shall mean the commitment of the Lenders to fund further borrowing requests by the Borrower, participate in L/C Exposure and otherwise extend credit, in each case, in accordance with the Bank Credit Agreement.
     “Creditor” shall mean any one of the Administrative Agent, the Lenders, the Noteholders, and any successors and permitted assigns to the interests in the Senior Secured Obligations owing to any such Persons.
     “Debtor” shall have the meaning assigned thereto in the Security Agreement.
     “Default” shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.
     “Equity Interest” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.
     “Event of Default” shall mean any event or occurrence which would constitute an “Event of Default” under the terms of the Bank Credit Agreement or the Note Agreement, or an event of default under the terms of any Security Document or any Guaranty Agreement.
     “Existing Credit Agreement” shall have the meaning set forth in the Recitals hereof.

     “Existing Intercreditor Agreement” shall have the meaning set forth in the Recitals hereof.
     “Existing Security Agreement” shall have the meaning set forth in the Recitals hereof.
     “Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).
     “Guarantors” shall mean the Subsidiary Guarantors and the Noteholder Subsidiary Guarantors and their successors and permitted assigns.
     “Guaranty Agreements” shall mean the Lender Guaranty Agreements and the Noteholder Guaranty Agreements, as each may be amended, supplemented, replaced, restated or otherwise modified from time to time.
     “Interest Rate Hedge” shall mean an interest rate hedge, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into the Borrower or its Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower and its Subsidiaries of increasing floating rates of interest applicable to indebtedness of the Borrower or its Subsidiaries.
     “L/C Exposure” shall mean, as of any date of determination and without duplication, the aggregate amount available to be drawn under all outstanding Letters of Credit under the Bank Credit Agreement on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations (as such term is defined in the Bank Credit Agreement as in effect on the date hereof) and L/C Borrowings (as such term is defined in the Bank Credit Agreement as in effect on the date hereof) on such date.
     “L/C Issuer” shall mean PNC Bank, National Association, and its successors and permitted assigns, as “Issuing Lender” of the Letters of Credit under the Bank Credit Agreement as in effect on the date hereof.
     “Lender Affiliate” shall mean any Affiliate of any Lender that is a party to any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product.
     “Lender Exposure” shall mean, as of any date of determination, for any Lender, the sum, without duplication, of such Lender’s pro rata portion of the Aggregate Commitments; provided that if a Liquidity Event shall exist or the Commitments under the Bank Credit Agreement shall have expired or been terminated or, as of such date, the Lenders are currently refusing to make any advance requested under the Bank Loan Documents (or any notice has been given and has not been withdrawn or revoked by the Administrative Agent or the Lenders that any request for such an advance will not be honored), then “Lender Exposure” shall mean for any Lender such

Lender’s pro rata portion of the outstanding Bank Obligations (including L/C Exposure) under the Bank Credit Agreement.
     “Lender Guaranty Agreements” shall have the meaning assigned thereto in the Recitals hereof, and shall include each additional guaranty and joinder thereof.
     “Lender Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate in accordance with the Bank Credit Agreement.
     “Lender Provided Interest Rate Hedge Obligations” shall mean, with respect to any Lender or any Affiliate of a Lender, any and all obligations under or in connection with or otherwise owed by the Borrower in respect of any Lender Provided Interest Rate Hedge.
     “Lenders” shall mean those parties identified as such in the Recitals hereof, and their successors and permitted assigns.
     “Letters of Credit” shall mean all letters of credit issued under or pursuant to the Bank Credit Agreement.
     “Letters of Credit Collateral Account” shall have the meaning assigned thereto in Section 5.10 hereof.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Liquidity Event” shall mean (a) the occurrence of an Event of Default which shall continue unwaived or uncured for a period of thirty consecutive days following the occurrence thereof, (b) the acceleration of (i) the Senior Notes by the Required Holders or (ii) the Bank Notes and/or Bank Loans by the Administrative Agent with the consent of the Required Lenders, (c) the termination of the Aggregate Commitments under the Bank Credit Agreement for any reason (other than a reduction resulting from the application of Net Proceeds in which each Noteholder and each Lender received a payment in an amount equal to its pro rata share of Net Proceeds as determined under this Agreement), (d) a Bankruptcy Event of Default or (e) the exercise of any right under the Guaranty Agreements or the exercise of any right of setoff, recoupment or similar right by any Creditor; in each case as to which written notice shall have been provided to the Collateral Agent.
     “Majority Creditors” means, each of (a) the Required Lenders and (b) the Required Holders, each voting as a separate class.
     “Make-Whole Amount” shall have the meaning assigned thereto in the Note Agreement as in effect on the date hereof.

     “Net Proceeds” means, as to any property disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (a) the direct costs relating to such disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) sale, use or other transaction taxes paid or payable by such Person as a direct result thereof, and (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on indebtedness secured by a Lien on the asset which is the subject of such disposition (other than the Lien of the Security Documents).
     “Note Agreement” shall have the meaning assigned thereto in the Recitals hereof.
     “Noteholder Guaranty Agreements” shall have the meaning assigned thereto in the Recitals hereof, and shall include each additional guaranty and joinder thereof.
     “Noteholder Subsidiary Guarantors” shall mean those parties identified as such in the Recitals hereof, each other Person that shall become obligated under the Noteholder Guaranty Agreements, and their successors and permitted assigns.
     “Noteholders” shall mean those parties identified as such in the Recitals hereof, and their successors and permitted assigns.
     “Noteholders’ Obligations” shall mean all advances to, and debt, liabilities, obligations, covenants and duties of the Borrower and any Noteholder Subsidiary Guarantor under the Senior Note Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest pursuant to the Senior Note Documents that accrues after the commencement by or against the Borrower, any Noteholder Subsidiary Guarantor or any Affiliate thereof of any proceeding under any Bankruptcy Proceeding naming such Person as the debtor in such proceeding, and any and all Make-Whole Amounts.
     “Notice of Default” shall mean a notice pursuant to Section 5.2 hereof from the Collateral Agent to the Creditors of the occurrence of a Default or an Event of Default.
     “Notice of Special Default” shall have the meaning assigned thereto in Section 5.11(a).
     “Other Lender Provided Financial Service Product” shall mean agreements or other arrangements under which any Lender or any Affiliate of a Lender provides any of the following products or services to any of the Borrower or any of its Subsidiaries: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including overdrafts, controlled disbursement, accounts or services, (g) foreign currency exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions, and (h) commodity swaps, commodity options, forward commodity contracts and other similar transactions.
     “Other Lender Provided Financial Service Product Obligations” shall mean, with respect to any Lender or any Affiliate of a Lender, any and all obligations under or in connection with or otherwise owed by the Borrower in respect of an Other Lender Provided Financial Service Product.

     “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Required Holders” shall have the meaning assigned to the term “Required Holders” in the Note Agreement, as in effect on the date hereof.
     “Required Lenders” shall have the meaning assigned thereto in the Bank Credit Agreement as in effect on the date hereof.
     “Security Agreement” shall have the meaning assigned thereto in the Recitals hereof.
     “Security Documents” shall mean the Security Agreement and all other agreements, documents and instruments relating to or arising out of any of the foregoing or granting to the Collateral Agent Liens to secure the Senior Secured Obligations, whether now or hereafter executed, as may be amended, supplemented, replaced, restated or otherwise modified from time to time.
     “Senior Note Documents” shall mean the Note Agreement, the Senior Notes, the Noteholder Guaranty Agreements and all other agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby, as each may be amended, supplemented, replaced, restated, increased, extended or otherwise modified from time to time.
     “Senior Notes” shall have the meaning assigned thereto in the Recitals hereof.
     “Senior Preferential Payment” shall mean any payments, property constituting Collateral, or proceeds of the Collateral, from the Borrower, any Guarantor or any other Subsidiary with respect to the Senior Secured Obligations (including, without limitation, any payments from the exercise of any setoff, recoupment or similar right) which are received by a Creditor after the occurrence of a Liquidity Event or an action described in clause (e) of the definition thereof and such payment reduces the amount of the Senior Secured Obligations owed to such Creditor as of the date of the occurrence of such Liquidity Event or action, as the case may be.
     “Senior Secured Documents” shall mean the Senior Note Documents and the Bank Loan Documents.
     “Senior Secured Obligations” shall mean collectively (a) the Bank Obligations, (b) the Noteholders’ Obligations, (c) the obligations and liabilities of the Borrower or any of the Guarantors to the Collateral Agent under this Agreement, the Security Documents and the Guaranty Agreements, in each case whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and (d) all obligations of the Borrower or any of the Guarantors to the Creditors, arising out of any extension, refinancing or refunding of any of the foregoing obligations.
     “Sharing Percentage” shall mean, as of any date of determination with respect to any Creditor, an amount equal to (a) (i) with respect to each Lender, the principal amount of such Lender’s Lender Exposure, and (ii) with respect to the Noteholders, the principal amount of all outstanding Noteholders’ Obligations, divided, in each case, by (b) the aggregate amounts determined pursuant to clauses (a)(i) and (a)(ii), inclusive, with respect to all Creditors.
     “Special Collateral Account” shall mean that certain interest bearing restricted account maintained by the Collateral Agent for the purpose of receiving and holding Senior Preferential Payments.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Voting Equity Interests (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
     “Subsidiary Guarantors” shall mean those parties identified as such in the Recitals hereof, each other Person that shall become obligated under the Lender Guaranty Agreements, and their successors and permitted assigns.
     “Voting Equity Interests” of any Person means any Equity Interests of any class or classes having ordinary voting power for the election of at least a majority of the members of the board of directors, managing general partners or the equivalent governing body of such Person, irrespective of whether, at the time, any Equity Interests of any other class or classes or such entity shall have or might have voting power by reason of the happening of any contingency.
     Section 1.2 Other Interpretive Provisions. With reference to this Agreement, unless otherwise specified herein:
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation. “The word “will” shall be construed to have the same meaning and effect as the word “shall. “Unless the context requires otherwise, (i) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (ii) the words “herein,” “hereof” and “hereunder, “and words of similar import when used in this Agreement, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iii) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
          (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
          (c) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

     Section 1.3 Effectiveness of this Agreement. The effectiveness of this Agreement is conditioned upon (a) the execution and delivery of this Agreement by the Collateral Agent, the Lenders and the Noteholders, (b) the execution, delivery and effectiveness of the Security Documents by each of the parties thereto, (c) the execution and delivery by the Borrower of the Bank Credit Agreement and (d) the resignation of Bank of America, N.A., as collateral agent under the Existing Intercreditor Agreement and the related assignment by Bank of America, N.A., as collateral agent, to PNC Bank, National Association, as collateral agent, of the collateral under the Existing Security Agreement.
SECTION 2. Relationships Among Secured Parties.
     Section 2.1 Restrictions on Actions. Each Creditor agrees that, so long as any Senior Secured Obligations are outstanding, the provisions of this Agreement shall provide the exclusive method by which any Creditor may exercise rights and remedies under the Security Documents. For the avoidance of doubt, this Agreement shall have no effect whatsoever on the rights or remedies of any Creditor under any credit document relating to the Senior Secured Obligations to which it is party other than a Security Document. Therefore, each Creditor shall, for the mutual benefit of all Creditors, except as permitted under this Agreement:
          (a) Refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under the Security Documents, except for delivering notices hereunder;
          (b) Refrain from (1) selling any Senior Secured Obligations to the Borrower, any Guarantor, or any of their Affiliates and (2) accepting any guaranty of, or any other security for, the Senior Secured Obligations from the Borrower, any Guarantor or any of their Affiliates, except for (A) the Guaranty Agreements, (B) any cash collateral received by the Administrative Agent or any other Creditor pursuant to the requirements of the Bank Loan Documents or the Senior Note Documents (which cash collateral shall constitute Collateral for purposes of this Agreement) and (C) any guaranty or security granted to the Collateral Agent for the equal and ratable benefit of all Creditors; and
          (c) Refrain from exercising any rights or remedies with respect to the Senior Secured Obligations under the Security Documents which have or may have arisen or which may arise as a result of a Default or Event of Default;
provided, however, that nothing contained in subsections (a) through (c) above, shall prevent any Creditor from (1) imposing a default rate of interest in accordance with the Bank Credit Agreement or the Note Agreement, as applicable, (2) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense directly relating solely to the Collateral or any one or more of the Security Documents but not relating to any Creditor, which shall be governed by the provisions of this Agreement or (3) exercising any right under the Guaranty Agreements or any right of setoff, recoupment or similar right; provided that the amounts received pursuant to enforcement of the Guaranty Agreements, or so setoff or recouped shall constitute Collateral for purposes of this Agreement and such Creditor shall promptly cause such amounts to be delivered to the Collateral Agent to be distributed pursuant to Section 5.10.

     Section 2.2 Representations and Warranties. Each of the Creditors represents and warrants to the other parties hereto that:
          (a) the execution, delivery and performance by such Creditor of this Agreement has been duly authorized by all necessary corporate or similar proceedings and does not and will not contravene any provision of law, its charter or by-laws or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Creditor; and
          (b) the execution, delivery and performance by such Creditor of this Agreement will result in a valid and legally binding obligation of such Creditor enforceable in accordance with its terms.
     Section 2.3 Cooperation; Accountings. Each of the Creditors will, upon the reasonable request of the Collateral Agent, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. Each Creditor agrees to provide the Collateral Agent upon reasonable request a statement of all payments received by it in respect of Senior Secured Obligations.
     Section 2.4 Termination of Bank Credit Agreement or the Note Agreement. Upon (a) the indefeasible payment in full of all Senior Secured Obligations owing to any Creditor in accordance with the terms hereof and (b) in the case of any Lender, the termination of such Lender’s Commitment and the cancellation or expiration of all Letters of Credit, this Agreement shall terminate as to such Creditor except for those provisions hereof that by their express terms shall survive the termination of this Agreement; provided, however, if all or any part of any payments to such Creditor are thereafter invalidated or set aside or required to be repaid to any Person in any Bankruptcy Proceeding, then this Agreement in respect of such Creditor shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Senior Secured Obligations so invalidated, set aside or repaid.
     Section 2.5 Application of Mandatory Prepayments, Proceeds of Disposition of Collateral, other Property and Insurance Proceeds. Prior to a Liquidity Event, (a) any Net Proceeds of any mandatory prepayment required to be made (including mandatory prepayments based on a calculation of excess cash flow, mandatory prepayments from sales of assets, or mandatory prepayments from issuance of indebtedness or equity) pursuant to any of the Bank Credit Agreement or the Note Agreement and (b) any insurance proceeds paid to the Collateral Agent, shall, in each case, be applied equally and ratably, based on each Creditor’s Sharing Percentage, to the payment of the principal amounts outstanding, whether or not then due, under the Senior Secured Obligations and interest accrued with respect to such amounts so paid. After a Liquidity Event, any such Net Proceeds or other proceeds or insurance proceeds shall be held by the Collateral Agent and applied in accordance with the terms of Section 5.10 of this Agreement.
     Section 2.6 Priority of Liens. Notwithstanding any contrary provision contained in any Security Document or in the Uniform Commercial Code, any applicable law or judicial decision, or whether any Creditor has possession of all or any part of the Collateral, as among the

Creditors the respective rights of each Creditor in respect of the Collateral shall at all times remain on a parity with one another without preference, priority or distinction and shall be shared as provided herein.
     Section 2.7 Prohibition on Contesting Liens. Each Creditor agrees that it will not (and hereby waives any right to) at any time institute, encourage or join in as a party in the institution of, or assist in the prosecution of, any action, suit or proceeding (including any Bankruptcy Proceeding) (a) contesting or challenging the validity, perfection, priority or enforceability of any Security Document, any Guaranty Agreement, or any Lien held by or for the benefit of any Creditor to secure the Senior Secured Obligations, or otherwise seeking a determination that any such Liens are invalid, unperfected or avoidable or are or should be subordinated to the interests of any Person, (b) contesting or challenging any collection, enforcement, disposition or acceptance of, or other remedial action with respect to, the Collateral by any Creditor to the extent related to satisfying Senior Secured Obligations and permitted by this Agreement or (c) contesting or challenging the validity or enforceability of this Agreement.
     Section 2.8 Restrictions on Material Amendments. Each of the Bank Loan Documents and the Senior Note Documents may be amended, supplemented or otherwise modified in accordance with their respective terms; provided, however, no such amendment, supplement or modification shall:
          (a) provide for an increase in (i) the principal amount owing in respect of the Senior Note Documents in excess of the amount outstanding on the date of this Agreement and (ii) the Aggregate Commitments in an amount in excess of $200,000,000.00.
          (b) increase the interest rate or yield provisions applicable to any of the Bank Obligations or the Noteholders’ Obligations by more than 2.0% per annum in the aggregate (excluding increases (i) resulting from increases in any underlying reference rate or as a result of a change in the Leverage Ratio (as defined in the Bank Credit Agreement) or (ii) resulting from the accrual of interest at a default rate),
          (c) increase (or have the effect of increasing) the amount of any mandatory prepayment that is required to be made under the Bank Loan Documents or the Senior Note Documents or adding any additional events or conditions thereto which require mandatory prepayments as a result thereof,
          (d) change to earlier dates the dates upon which payments of principal and/or interest on any of the Bank Obligations or the Noteholders’ Obligations are due, or
          (e) change any terms or provisions of the Bank Loan Documents or the Senior Note Documents, including covenants and events of default, in any manner that makes such terms or provisions more restrictive, in any material respect, than the terms and provisions set forth in the Bank Loan Documents or the Senior Note Documents.

SECTION 3. Appointment and Authorization of Collateral Agent; Appointment of Co-Agents.
     Section 3.1 Appointment and Authorization of Collateral Agent.
          (a) Each Creditor hereby designates and appoints PNC Bank, National Association, as the Collateral Agent of such Creditor under this Agreement and the Security Documents and PNC Bank, National Association hereby accepts such designation and appointment. The appointment made by this Section 3.1(a) is given for valuable consideration and coupled with an interest and is irrevocable so long as (i) the Senior Secured Obligations, or any part thereof, shall remain unpaid or (ii) any Lender is obligated to fund any borrowing under the Bank Loan Documents.
          (b) Each Creditor has reviewed the Security Documents in effect as of the date of this Agreement and hereby irrevocably authorizes PNC Bank, National Association as the Collateral Agent for such Creditor to (1) execute and enter into each of the Security Documents and all other instruments relating to said Security Documents, (2) to take action on its behalf expressly permitted to perfect, maintain and preserve the Liens granted thereby, (3) to execute instruments of release or to take such other action necessary to release Liens upon the Collateral to the extent authorized by this Agreement, the relevant Security Documents or the requisite Creditors and (4) to exercise such other powers and perform such other duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof.
          (c) Notwithstanding any provision to the contrary elsewhere in this Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any trust or fiduciary relationship with any Creditor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Security Document or otherwise exist against the Collateral Agent.
     Section 3.2 Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint a bank or trust company or one or more other Persons reasonably acceptable to the Majority Creditors, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Creditors with such power and authority as may be necessary for the effectual operation of the provisions hereof and of the Security Documents and as may be specified in the instrument of appointment.
     Section 3.3 Collateral Agent’s Fees and Expenses. By its execution of this Agreement, Borrower agrees to, and shall, pay the Collateral Agent the agency fees set forth in the schedule of fees executed by Borrower and the Collateral Agent. The Borrower agrees to reimburse the Collateral Agent for reasonable costs and expenses (including the reasonable fees, expenses and disbursements of counsel to the Collateral Agent) incurred by the Collateral Agent including, but not limited to, those costs and expenses incurred in connection with: (i) the consummation of the transactions contemplated by this Agreement and the Security Documents and (ii) the negotiation and preparation of this Agreement and all other documents, instruments and certificates executed in connection therewith.

     Section 3.4 Indemnification by Borrower. By its execution of this Agreement, the Borrower agrees to indemnify the Collateral Agent and its affiliates, partners, directors, officers, employees, agents and advisors (each such person being called an “Indemnitee”) against and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including fees, charges and disbursements of counsel to the Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of the execution, performance or delivery of this Agreement, the performance by the parties hereto of their respective obligations hereunder and any claim, litigation, investigation or proceeding relating specifically to the foregoing; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
SECTION 4. Agency Provisions.
     Section 4.1 Delegation of Duties. The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the Security Documents jointly with any co-trustee or co-trustees appointed pursuant to Section 3.2 or by or through employees, agents, attorneys-in-fact or separate trustees appointed pursuant to Section 3.2 and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents, attorneys-in-fact, co-trustees or separate trustees selected by it with reasonable care. Subject to Section 3.2, the Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Borrower.
     Section 4.2 Exculpatory Provisions. No Agent-Related Person shall be (a) liable for any action reasonably believed by it to be lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Security Document (except for its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Creditors for any recitals, statements, representations or warranties made by the Borrower, any Guarantor, any other Debtor or any Creditor or any officer of any thereof contained in any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by, the Collateral Agent under or in connection with this Agreement, any Security Document or any other document in any way connected therewith, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or any Lien under the Security Documents or the perfection or priority of any such Lien or for any failure of the Borrower, any Guarantor or any other Debtor to perform its obligations thereunder. No Agent-Related Person shall be under any obligation to the Creditors to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Security Documents.
     Section 4.3 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement or the Security Documents unless it shall first receive such advice or concurrence of the Majority Creditors as is contemplated by Section 5 hereof and it shall first be indemnified to its reasonable satisfaction by the Creditors against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Security Documents in accordance with the provisions of Section 5.5 hereof and in accordance with written instructions of the Majority Creditors pursuant to Section 5.3 hereof, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Creditors and all future holders of the Senior Secured Obligations.
     Section 4.4 Knowledge or Notice of Default, Event of Default, Bankruptcy Event of Default or Acceleration. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, Event of Default, Bankruptcy Event of Default or the acceleration of any of the Senior Secured Obligations (and no knowledge of such event by PNC Bank, National Association in its capacity as Administrative Agent or as a Creditor shall be imputed to the Collateral Agent) unless the Collateral Agent has received written notice from a Creditor, the Borrower or a Guarantor referring to the Bank Credit Agreement or the Note Agreement, describing such Default, Event of Default, Bankruptcy Event of Default or acceleration, setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry.
     Section 4.5 Non-Reliance on Collateral Agent and Other Creditors. Each Creditor expressly acknowledges that except as expressly set forth in this Agreement, neither the Collateral Agent nor any of the Collateral Agent’s officers, directors, employees, agents, attorneys-in-fact, co-trustees, separate trustees or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Borrower, any Guarantor or any other Debtor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Creditor. Each Creditor represents that it has, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and each other Debtor. Each Creditor also represents that it will, independently and without reliance upon the Collateral Agent or any other Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Security Documents and this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and the other Debtors. Except for notices, reports and other documents expressly required to be furnished to the Creditors by the Collateral Agent hereunder or under any Security Document, the Collateral Agent shall not have any duty or responsibility to provide the Creditors with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any Guarantor or any other Debtor which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact co-trustees, separate trustees or Affiliates.
     Section 4.6 INDEMNIFICATION. EACH CREDITOR SHALL INDEMNIFY EACH AGENT-RELATED PERSON (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO ITS RESPECTIVE SHARE, IF ANY, AS OF THE DATE ON WHICH SUCH ALLEGED ACTIONS OR OMISSIONS AS DESCRIBED BELOW IN THIS SECTION 4.6 OCCUR OR ARE ALLEGED TO HAVE OCCURRED, OF THE SUM OF (A) THE AGGREGATE AMOUNT OF LENDER EXPOSURE AND (B) THE AGGREGATE PRINCIPAL AMOUNT OF INDEBTEDNESS EVIDENCED BY THE SENIOR NOTES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, AT ANY TIME FOLLOWING AN EVENT OF DEFAULT OR THE PAYMENT OF THE SENIOR SECURED OBLIGATIONS) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY AGENT-RELATED PERSON ARISING OUT OF ACTIONS OR OMISSIONS OF ANY AGENT-RELATED PERSON SPECIFICALLY REQUIRED OR PERMITTED BY THIS AGREEMENT OR BY THE EXERCISE OF REMEDIES PURSUANT TO WRITTEN INSTRUCTIONS OF THE MAJORITY CREDITORS PURSUANT TO SECTION 5.3 HEREOF (INCLUDING WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT-RELATED PERSON); PROVIDED THAT NO CREDITOR SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM ANY AGENT-RELATED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE AGREEMENTS IN THIS SECTION 4.6 SHALL SURVIVE THE PAYMENT OF THE SENIOR SECURED OBLIGATIONS.
     Section 4.7 Collateral Agent in Its Individual Capacity. PNC Bank, National Association and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower, the Guarantors, any other Debtor and their Affiliates as though such Person was not the Collateral Agent hereunder. With respect to any obligations owed to it under the Bank Credit Agreement, PNC Bank, National Association shall have the same rights and powers under this Agreement as any Creditor and may exercise the same as though it were not the Collateral Agent, and the terms “Creditor” and “Creditors” shall include PNC Bank, National Association in its individual capacity.
     Section 4.8 Successor Collateral Agent.
          (a) The Collateral Agent may resign at any time upon 60 days’ written notice to the Creditors and the Borrower, and may be removed, without cause by the Majority Creditors or with cause by the Required Lenders or the Required Holders, by written notice to the Borrower, the Collateral Agent and the Creditors. After any resignation or removal hereunder of the Collateral Agent, the provisions of this Section 4 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as the Collateral Agent hereunder while it was the Collateral Agent under this Agreement.
          (b) Upon receiving written notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Majority Creditors; provided, however, that such successor Collateral Agent shall be (1) a bank or trust company having a combined capital and surplus of at least $1,000,000,000, subject to supervision or examination by a Federal or state lending authority and (2) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent. If a successor Collateral Agent shall not have been appointed pursuant to this Section 4.8(b) within such 60 day period after the Collateral Agent’s resignation or upon removal of the Collateral Agent, then any Creditor or the Collateral Agent (unless the Collateral Agent is being removed) may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this Section 4.8(b). The Creditors hereby consent to such petition and appointment so long as such criteria are met. If a successor Collateral Agent shall not have been appointed pursuant to this Section 4.8(b) within 60 days after the Collateral Agent’s resignation or upon removal of the Collateral Agent, then the resignation or removal shall nonetheless become effective and the Creditors acting collectively shall thereafter have the rights and obligations of the Collateral Agent hereunder and under the Security Documents until a successor Collateral Agent has been appointed and accepted such appointment. The appointment of a successor Collateral Agent pursuant to this Section 4.8(b) shall become effective upon the acceptance of the appointment as Collateral Agent hereunder by a successor Collateral Agent. Upon such effective appointment, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent.
          (c) The resignation or removal of a Collateral Agent shall take effect on the day specified in the notice described in Section 4.8(a), unless previously a successor Collateral Agent shall have been appointed and shall have accepted such appointment, in which event such resignation or removal shall take effect immediately upon the acceptance of such appointment by such successor Collateral Agent, provided, however, subject to Section 4.8(b) hereof, that no such resignation or removal shall be effective hereunder unless and until a successor Collateral Agent shall have been appointed and shall have accepted such appointment.
          (d) Upon the effective appointment of a successor Collateral Agent, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the predecessor Collateral Agent hereby appoints the successor Collateral Agent the attorney-in-fact of such predecessor Collateral Agent to accomplish the purposes hereof, which appointment is coupled with an interest. Such appointment and designation shall be full evidence of the right and authority to act as Collateral Agent hereunder and all Collateral, power, trusts, duties, documents, rights and authority of the previous Collateral Agent shall rest in the successor, without any further deed or conveyance. The predecessor Collateral Agent shall, nevertheless, on the written request of the Majority Creditors or successor Collateral Agent, execute and deliver any other such instrument transferring to such successor Collateral Agent all the Collateral, properties, rights, power, trust, duties, authority and title of such predecessor. The Borrower, the Guarantors and the other

Debtors, to the extent requested by the Majority Creditors or the Collateral Agent shall procure any and all documents, conveyances or instruments and execute same, to the extent required, in order to reflect the transfer to the successor Collateral Agent.
     Section 4.9 Determination of Amounts of Senior Secured Obligations. Whenever the Collateral Agent is required to determine the existence or amount of any of the Senior Secured Obligations or any portion thereof, it shall be entitled, absent manifest error, to make such determination on the basis of one or more certificates of the Creditor holding such Senior Secured Obligations (or of an authorized agent of the same); provided, however, that if, notwithstanding the written request of the Collateral Agent, any Creditor shall fail or refuse within twenty (20) Business Days of such written request to certify as to the existence or amount of any Senior Secured Obligations or any portion thereof owed to it, the Collateral Agent shall be entitled to determine such existence or amount by such method as the Collateral Agent may, in its sole discretion, determine, including by reliance upon a certificate of the Borrower; provided, further, that, promptly following determination of any such amount, the Collateral Agent shall notify such Creditor, in writing, of such determination and thereafter shall correct any error that such Creditor brings to the attention of the Collateral Agent. The Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Borrower, any Subsidiary, any Creditor or any other person as a result of any action taken by the Collateral Agent based upon such determination prior to receipt of notice of any error in such determination.
SECTION 5. Actions by the Collateral Agent.
     Section 5.1 Duties and Obligations. The duties and obligations of the Collateral Agent are only those expressly set forth in this Agreement and in the Security Documents.
     Section 5.2 Notification of Default or Acceleration. If the Collateral Agent has been notified in writing as provided in Section 4.4 that a Default or an Event of Default has occurred or that any of the Senior Secured Obligations have been accelerated, the Collateral Agent shall notify the Creditors and may notify the Borrower of such determination. Any Creditor that has actual knowledge of a Default or an Event of Default or that any of the Senior Secured Obligations have been accelerated, or facts which indicate that a Default or an Event of Default has occurred or that any of the Senior Secured Obligations have been accelerated, shall deliver to the Collateral Agent a written statement to such effect. Failure to do so, however, does not constitute a waiver of any such Default or Event of Default by any Creditor. Upon receipt of a notice described herein or in Section 4.4 from a Creditor of the occurrence of a Default or an Event of Default or that any of the Senior Secured Obligations have been accelerated, the Collateral Agent shall promptly (and in any event no later than ten Business Days after receipt of such notice in the manner provided in Section 7.9 hereof) issue its “Notice of Default” to all Creditors. The Notice of Default may contain a recommendation of actions by the Creditors and/or request instructions from the Creditors as to specific matters and shall specify the date on which responses are due in order to be timely within Section 5.4 hereof.
     Section 5.3 Actions of Collateral Agent; Exercise of Remedies. If (a) the Required Lenders shall have accelerated the Bank Loans or (b) the Required Holders shall have accelerated the Senior Notes, then upon the request of the Required Lenders or the Required Holders, the Collateral Agent shall promptly initiate and prosecute proceedings to foreclose or otherwise realize upon the Collateral, the proceeds of which shall be distributed as provided herein. Except as described in the preceding sentence and for actions taken pursuant to Section 5.8, the Collateral Agent shall take only such actions and exercise only such remedies under the Security Documents as are approved in a written notice delivered to the Collateral Agent and signed by the Majority Creditors. The Creditors shall use commercially reasonable efforts to provide instructions to the Collateral Agent in a prompt manner.
     Section 5.4 Instructions from Creditors. If any Creditor does not respond in a timely manner to any notice from the Collateral Agent or request for instructions within the time period specified by the Collateral Agent in a Notice of Default or request for instructions, the Senior Secured Obligations held by such Creditor shall be deemed to have voted against any action set forth in such notice or request for instructions.
     Section 5.5 Protective Advances. If the Collateral Agent has asked the Creditors for instruction to make a payment with regard to a Default or Event of Default which the Collateral Agent, in good faith, believes to be required to maintain and protect the Collateral and if the Majority Creditors have not yet responded to such request, the Collateral Agent shall be authorized to make such payment, but shall not be required to make such payment and shall in no event have any liability for failure to make such payment.
     Section 5.6 Changes to Security Documents. Any term of the Security Documents may be amended, and the performance or observance by the parties to a Security Document of any term of such Security Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Collateral Agent only upon the written consent of the Majority Creditors; provided that no amendment to the Security Documents which changes the obligations being secured thereby, releases all or substantially all of the Collateral, changes any payment (whether by altering the amount, priority, timing or other thereof) to any Creditor, materially and adversely affects the rights of any Creditor relative to the rights of the other Creditors or amends the definition of “Majority Creditors” may be made without the written consent of all of the Creditors.
     Notwithstanding the foregoing, the Collateral Agent may, without the consent of the Majority Creditors, amend the Security Documents (a) to add property hereafter acquired by the Borrower, any Guarantor or any other Debtor intended to be subjected to the Security Documents or to correct or amplify the description of any property subject to the Security Documents and (b) to cure any ambiguity or cure, correct or supplement any defective provisions of the Security Documents (so long as the same shall in no respect be adverse to the interest of any Creditor).
     Section 5.7 Release of Collateral. The Collateral Agent may, without the approval of the Majority Creditors as required by Section 5.6 hereof, release any Collateral under the Security Documents which is expressly permitted to be sold or disposed of by the Borrower and its Affiliates, including, without limitation, the Guarantors, pursuant to all Senior Secured Documents and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent’s security interest in such Collateral. In determining whether any such release is permitted, the Collateral Agent may rely upon instructions from the Required Lenders in respect of the Bank Loan Documents and the Required Holders in respect of the Note Agreement.
     Section 5.8 Other Actions. The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the Security Documents not inconsistent with the written instructions of the Majority Creditors delivered pursuant to Section 5.3 hereof or the terms of this Agreement, including actions the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral, or protect the Collateral, for the benefit of the Creditors. Except as otherwise provided by applicable law, the Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond the safe custody of any Collateral in the Collateral Agent’s actual possession.
     Section 5.9 Cooperation. To the extent that the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Agreement requires that any action be taken by any Creditor, such Creditor shall take such action and cooperate with the Collateral Agent to ensure that the rights, powers and remedies of all Creditors are exercised in full.
     Section 5.10 Distribution of Proceeds. All amounts owing with respect to the Senior Secured Obligations shall be secured pro rata by the Collateral without distinction as to whether some Senior Secured Obligations are then due and payable and other Senior Secured Obligations are not then due and payable. Upon the occurrence of and following a Liquidity Event with respect to any amounts received by the Collateral Agent from any Creditor under Section 5.11 hereof, or upon any realization upon the Collateral and/or the receipt of any payments under any Security Document, enforcement of any Guaranty Agreement or exercise of any right of setoff or recoupment by any Creditor, the Creditors agree that the proceeds thereof shall be applied as follows: (a) first, to the amounts owing to the Collateral Agent (solely in its capacity as such) by the Borrower, the Guarantors, the other Debtors, or the Creditors pursuant to this Agreement or the Security Documents, including, without limitation, payment of expenses incurred by the Collateral Agent with respect to maintenance and protection of the Collateral and of expenses incurred with respect to the sale of or realization upon any of the Collateral or the perfection, enforcement or protection of the rights of the Creditors (including reasonable attorneys’ fees and expenses of every kind); (b) second, equally and ratably to the payment of the reasonable costs and expenses of the various Creditors (including reasonable attorneys’ fees) incurred directly in connection with the enforcement of this Agreement, the Bank Loan Documents, the Senior Note Documents, the Security Documents and the Guaranty Agreements, according to the aggregate amounts thereof then owing to each Creditor; (c) third, equally and ratably to the payment of all amounts of interest outstanding which constitute the Senior Secured Obligations (other than interest in respect of any Make-Whole Amounts) according to the aggregate amounts of such interest then owing to each Creditor; (d) fourth, equally and ratably to (i) all amounts of principal and L/C Exposure outstanding with respect to the Senior Secured Obligations and (ii) without duplication, all amounts then due to a Creditor in respect of Other Lender Provided Financial Service Product Obligations and Lender Provided Interest Rate Hedge Obligations, according to the aggregate amounts of the foregoing then owing to each Creditor; (e) fifth, without duplication, equally and ratably, breakage costs and Make-Whole Amounts (and including interest in respect of any Make-Whole Amounts) which constitute Senior Secured Obligations according to the aggregate amounts of the foregoing then owing to each Creditor; (f) sixth, equally and ratably to all other amounts then due to the Creditors under the Bank Credit Agreement and the Note Agreement (including fees and expenses not theretofore paid pursuant to clause “second” above) according to the aggregate amounts thereof then owing to each Creditor; and (g) seventh, the balance, if any, shall be returned to the Borrower, the applicable Guarantor, the applicable Debtor or such other Persons as are entitled thereto.
     Any payment required to be made by the Collateral Agent pursuant to this Section 5.10 with respect to the outstanding amount of any undrawn Letters of Credit shall be held by the Collateral Agent on deposit in an account (the “Letters of Credit Collateral Account”) to be held as collateral for the Senior Secured Obligations and disposed of as provided herein. On each date on which a payment is made to a beneficiary pursuant to a draw on a Letter of Credit, the Collateral Agent shall distribute from the Letters of Credit Collateral Account for application to the payment of the reimbursement obligation due to the Lenders with respect to such draw an amount equal to the product of (1) the amount then on deposit in the Letters of Credit Collateral Account, and (2) a fraction, the numerator of which is the amount of such draw and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such draw. On each date on which a reduction in the outstanding amount of undrawn Letters of Credit occurs other than on account of a payment made to a beneficiary pursuant to a draw on a Letter of Credit, then the Collateral Agent shall distribute from the Letters of Credit Collateral Account an amount equal to the product of (1) the amount then on deposit in the Letters of Credit Collateral Account, and (2) a fraction, the numerator of which is the amount of such reduction in the outstanding amount of undrawn Letters of Credit and the denominator of which is the outstanding amount of all undrawn Letters of Credit immediately prior to such reduction, which amount shall be distributed as provided in the first paragraph of this Section 5.10. At such time as the outstanding amount of all undrawn Letters of Credit is reduced to zero, any amount remaining in the Letters of Credit Collateral Account, after the distribution therefrom as provided above, shall be distributed as provided in the first paragraph of this Section 5.10.
     Section 5.11 Senior Preferential Payments and Special Collateral Account.
          (a) The Collateral Agent shall give each Creditor a written notice (a “Notice of Special Default”) promptly, but no later than, three Business Days after being notified in writing by a Creditor that a Liquidity Event has occurred.
          (b) Each Creditor agrees that upon the occurrence of a Liquidity Event it shall (1) promptly notify the Collateral Agent of the receipt of any Senior Preferential Payments, (2) hold such amounts in trust for the Creditors and act as agent of the Creditors during the time any such amounts are held by it and (3) deliver to the Collateral Agent such amounts for deposit into the Special Collateral Account. Each Creditor agrees that no Default or Event of Default shall occur as a result of payments so made on a timely basis to the Collateral Agent.
          (c) If (i) a Liquidity Event shall have occurred and shall be continuing, or (ii) the Majority Creditors have instructed the Collateral Agent to foreclose on the Collateral, seek the appointment of a receiver, commence litigation against any Borrower or any Guarantor, liquidate the Collateral, commence a Bankruptcy Proceeding against any Borrower or any

Guarantor, seize Collateral, or exercise other remedies of similar character, then all funds, together with interest earned thereon, held in the Special Collateral Account and all subsequent Senior Preferential Payments shall be applied promptly in accordance with the provisions of Section 5.10 above.
     Section 5.12 Authorized Investments. Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of any of the Security Documents or otherwise, may to the extent feasible within a reasonable time be invested by the Collateral Agent in Cash Equivalent Investments. Any interest earned on such funds shall be disbursed to the Creditors in accordance with Section 5.10 or Section 5.11, as applicable. The Collateral Agent may hold any such funds in a common interest bearing account. To the extent that the interest rate payable with respect to any such account varies over time, the Collateral Agent may use an average interest rate in making the interest allocations among the respective Creditors. The Collateral Agent shall have no duty to place funds held pursuant to this Section 5.12 in investments which provide a maximum return; provided, however, that the Collateral Agent may to the extent feasible invest funds in Cash Equivalent Investments with reasonable promptness. In the absence of gross negligence or willful misconduct, the Collateral Agent shall not be responsible for any loss of any funds invested in accordance with this Section 5.12.
     Section 5.13 Restoration of Obligations. For the purposes of determining the amount of outstanding Senior Secured Obligations, if any Creditor is required to deposit any Senior Preferential Payment in the Special Collateral Account, then the obligations intended to be satisfied by such Senior Preferential Payment shall be revived, as of the date of the deposit of such amount with the Collateral Agent, in the amount of such Senior Preferential Payment and such obligation shall continue in full force and effect (and bear interest from such deposit date at the non-default rate provided in the underlying document) as if such Creditor had not received such payment. All such revived obligations shall be included as Senior Secured Obligations for purposes of allocating any payments under Section 5.10 and for applying the definition of Majority Creditors. If any such revived obligation shall not be allowed as a claim under the Bankruptcy Code due to the fact that the Senior Preferential Payment has in fact been made by the Borrower, the Creditors shall make such other equitable arrangements for the purchase and sale of participations in the Senior Secured Obligations and shall execute and deliver such agreements as are necessary to evidence such arrangements, in each case in order to effectuate the intent of this Section 5.13.
     Section 5.14 Bankruptcy Preferences. If any payment on account of a Senior Secured Obligation to a Creditor is subsequently invalidated, declared to be fraudulent or preferential or set aside and is required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, and such Creditor has previously made a deposit in respect of such payment into the Special Collateral Account pursuant to Section 5.11, then the Collateral Agent shall distribute to such Creditor proceeds from the Special Collateral Account in an amount equal to such deposit or so much thereof as is affected by such events together with any interest earned thereon (which amount of interest shall not exceed the amount of interest, if any, such Creditor is then required to repay) and if, due to previous disbursements to the Creditors pursuant to Section 5.11(c), the proceeds in the Special Collateral Account are insufficient for such purpose, then each other Creditor shall pay to such

Creditor upon demand an amount equal to a ratable portion of such disbursements of the deposit and interest thereon which was distributed to each such Creditor according to the aggregate amounts so distributed to each such Creditor.
SECTION 6. Bankruptcy Proceedings.
     The following provisions shall apply during any Bankruptcy Proceeding of the Borrower or any Guarantor:
          (a) The Collateral Agent shall represent all Creditors in connection with all matters directly relating solely to the Collateral, including, without limitation, use, sale or lease of Collateral, use of cash collateral, relief from the automatic stay and adequate protection. The Collateral Agent shall act on the instructions of the Majority Creditors; provided that no such vote by the Majority Creditors shall treat the Lenders and the Noteholders differently with respect to rights in the Collateral.
          (b) Each Creditor shall be free to act independently on any issue not directly relating solely to the Collateral. Each Creditor shall give prior notice to the Collateral Agent of any action hereunder to the extent that such notice is possible. If such prior notice is not given, such Creditor shall give prompt notice following any action taken hereunder.
          (c) Any proceeds of the Collateral received by any Creditor as a result of, or during, any Bankruptcy Proceeding will be delivered promptly to the Collateral Agent for distribution in accordance with Section 5.10.
     Notwithstanding anything in this Agreement to the contrary, each Creditor shall be free to act independently on any issue not directly relating to the Collateral, and nothing herein shall be interpreted to preclude any Creditor from filing a proof of claim with respect to its Senior Secured Obligations or from casting its vote, or abstaining from voting, for or against confirmation of a plan of reorganization in its sole discretion. Notwithstanding anything in this Agreement to the contrary, if the Majority Creditors have not agreed upon the directions to be given to the Collateral Agent in connection with a particular issue in a Bankruptcy Proceeding, each Creditor (if such Creditor has reasonably determined that the Majority Creditors have not agreed upon the directions to be given to the Collateral Agent in connection with a particular issue, and the Collateral Agent shall have no duty to determine if the Majority Creditors have not agreed on a particular issue) shall have the independent right to initiate an action or actions in such Bankruptcy Proceeding in its individual capacity and to appear and be heard on such issue before the bankruptcy or other applicable court in such Bankruptcy Proceeding with respect to such disputed issue, and such disputed issue may include, without limitation, issues with respect to any question concerning relief from the automatic stay, the post-petition usage of Collateral and post-petition financing arrangements.
SECTION 7. Miscellaneous.
     Section 7.1 Creditors; Other Collateral. The Creditors agree that all of the provisions of this Agreement shall apply to any and all properties, assets and rights of the Borrower, the Guarantors and the other Debtors, in which the Collateral Agent or any Creditor at any time acquires a security interest or Lien pursuant to the Security Documents, the Bank Loan

Documents or the Senior Note Documents as security for the Senior Secured Obligations, including, without limitation, real property or rights in, on or over real property, notwithstanding any provision to the contrary in any mortgage, leasehold mortgage or other document purporting to grant or perfect any Lien in favor of the Creditors or any of them or the Collateral Agent for the benefit of the Creditors as security for the Senior Secured Obligations. The execution and delivery of this Agreement shall not constitute an amendment, waiver, novation or other modification of any other credit document related to the Senior Secured Obligations.
     Section 7.2 Marshalling. The Collateral Agent shall not be required to marshal any present or future security for (including, without limitation, the Collateral), or guaranties of (including, without limitation, the Guaranty Agreements), the Senior Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of each of such Person’s rights in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, the Creditors hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Creditors’ rights under the Security Documents or under any other instrument evidencing any of the Senior Secured Obligations or under which any of the Senior Secured Obligations is outstanding or by which any of the Senior Secured Obligations is secured or guaranteed.
     Section 7.3 Consents, Amendments, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Majority Creditors and the Collateral Agent; provided, however, that (a) no such amendment, waiver or consent to Sections 2.1, 2.5, 4.6, 4.8, 5.3, 5.6, 5.7, 5.10, 5.11, 6 or this Section 7.3 or to the definition of “Collateral,” “Majority Creditors,” “Senior Preferential Payment,” or “Bankruptcy Event of Default”, or which would modify any payment (whether by altering the amount, priority, timing or order thereof) to any Creditor, or which would materially and adversely affect any of the rights of any Creditor relative to the rights of the other Creditors, shall be effective without the written consent of all of the Creditors (unless such amendment, waiver or consent is addressed in subsections (b) hereof) and (b) no such amendment, waiver or consent to the definition of “Lender Exposure” shall be effective without the written consent of (i) the Required Holders and (ii) all of the Lenders.
     Section 7.4 Governing Law: Jurisdiction, etc.
          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH CREDITOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
          (b) SUBMISSION TO JURISDICTION. THE COLLATERAL AGENT AND EACH CREDITOR, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO SITTING IN CUYAHOGA COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT,

OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
          (c) WAIVER OF VENUE. THE COLLATERAL AGENT AND EACH CREDITOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.9. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     Section 7.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 7.6 Parties in Interest.
          (a) All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including, without limitation, any future holder of the Senior Secured Obligations; provided that no Creditor may assign or transfer its rights hereunder or under the Security Documents or Guaranty Agreements without such assignees or transferees agreeing, by executing an instrument in form and substance reasonably acceptable to the Collateral Agent, to be bound by the terms of this Agreement as though named herein.
          (b) The Collateral Agent has no duty to acknowledge, and shall be deemed to not have any knowledge of, any notice from or for the benefit of any Creditor or Person claiming to be a Creditor, or to provide any notice or other communication to any Creditor, unless such Creditor or Person claiming to be a Creditor has complied with Section 7.6(a).
     Section 7.7 Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original (including electronic copies thereof), but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
     Section 7.8 Termination. Upon payment in full of any Creditor’s Senior Secured Obligation in accordance with its terms, this Agreement shall terminate as to such Creditor except for those provisions hereof that by their express terms shall survive the termination of this Agreement. Upon payment in full of the Senior Secured Obligations in accordance with their respective terms and the termination of the Commitment and expiration or cancellation of all Letters of Credit, this Agreement shall terminate except for those provisions hereof that by their express terms shall survive the termination of this Agreement.
     Section 7.9 Notices. Except as otherwise expressly provided herein, all notices, consents and waivers and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, mailed by registered or certified mail or prepaid overnight air courier, or by facsimile communications, addressed as follows:

If to the Collateral Agent, at:	PNC Bank, National Association
120 S. Central Avenue, Clayton, MO 63105
Attention: Thomas Sherman
Telephone: 314-898-1205
Telecopy: 314-898-1401

with a copy to:	PNC Bank, National Association Mail Stop: P7 PFSC-04-1 500 First Avenue Pittsburgh, PA 15219

Phone: 412-762-6442
Facsimile: 412-762-8672
Attn.: Agency Services

If to any Creditor, at:	Such address as set forth on Exhibit A hereto
or at such other address for notice as the Collateral Agent or such Creditor shall last have furnished in writing to the Person giving the notice, provided that a notice by overnight air courier shall only be effective if delivered at a street address designated for such purpose and a notice by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose.

[Remainder of the Page Intentionally Left Blank. Signature Pages to Follow.]

     In witness whereof, the parties hereto have caused these presents to be duly executed as an instrument under seal by their authorized representatives as of the date first written above.

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent
By:
Name:
Title:

Signature Page to Amended and Restated Intercreditor and Collateral Agency Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of the Lenders
By:
Name:
Title:

Signature Page to Amended and Restated Intercreditor and Collateral Agency Agreement

PNC BANK, NATIONAL ASSOCIATION, as the L/C Issuer
By:
Name:
Title:

Signature Page to Amended and Restated Intercreditor and Collateral Agency Agreement

METROPOLITAN LIFE INSURANCE COMPANY METLIFE INSURANCE COMPANY OF CONNECTICUT
BY:	METROPOLITAN LIFE INSURANCE COMPANY,
ITS INVESTMENT MANAGER

By:
Name:
Title:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
By:
Name:
Title:

AXA EQUITABLE LIFE INSURANCE COMPANY
By:
Name:
Title:

MONY LIFE INSURANCE COMPANY
By:
Name:
Title:

Signature Page to Amended and Restated Intercreditor and Collateral Agency Agreement

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By:	AIG Global Investment Corp., investment adviser

By:
Name:
Title:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA
By:
Name:
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC
as Investment Adviser

By:
Name:
Title:

C.M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC
as Investment Sub-Adviser

By:
Name:
Title:

PRIMERICA LIFE INSURANCE COMPANY
By:	Conning Asset Management Company,
as Investment Manager

By:
	Name:	John H. DeMallie
	Title:	Director

Signature Page to Amended and Restated Intercreditor and Collateral Agency Agreement

     The undersigned hereby acknowledge (a) the terms of the foregoing Agreement and agree to abide by any of the terms applicable to it, (b) that the foregoing Agreement is for the sole benefit of the Creditors and that it has no rights or benefits under such Agreement, (c) that the foregoing Agreement is for the purpose of defining the rights, duties authority and responsibilities of the Collateral Agent and the relationship among the Creditors regarding their pari passu interest in the Collateral and that nothing therein shall impair, as between the Borrower, any Guarantor or any other Debtor and any Creditor, the obligations of such Borrower, such Guarantor or such other Debtor under the Bank Loan Documents or the Senior Note Documents and (d) that the provisions of the foregoing Agreement may be waived, amended or modified without its consent.

SPARTECH CORPORATION
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED INTERCREDITOR
AND COLLATERAL AGENCY AGREEMENT]

ATLAS ALCHEM PLASTICS, INC.
ALCHEM PLASTICS CORPORATION
ALCHEM PLASTICS, INC.
SPARTECH PLASTICS, LLC
By: Spartech Corporation, its sole member
POLYMER EXTRUDED PRODUCTS, INC.
SPARTECH POLYCAST, INC.
SPARTECH TOWNSEND, INC.
SPARTECH POLYCOM, INC.
FRANKLIN-BURLINGTON PLASTICS, INC.
SPARTECH CMD, LLC
By: Spartech Plastics LLC, its managing member
SPARTECH FCD, LLC
By: Polymer Extruded Products, Inc., its managing member
SPARTECH SPD, LLC
By: Spartech Plastics, LLC, its managing member
SPARTECH MEXICO HOLDING COMPANY
SPARTECH MEXICO HOLDING COMPANY TWO
SPARTECH MEXICO HOLDINGS, LLC
By: Spartech Mexico Holding Company, its sole member
CREATIVE FORMING, INC.
PEPAC HOLDINGS, INC.
SPARTECH RESEARCH AND
     DEVELOPMENT, LLC
By: Spartech Corporation, its sole member

By:
Randy C. Martin
Vice President for all of the above